Exhibit 4.15

December 23, 2002

U S Liquids Inc.
411 N. Sam Houston Pkwy. E.
Houston, TX 77060
Attention: Treasurer

     Re: Waiver, Eleventh Amendment and Consent

Ladies and Gentlemen:

     Please refer to the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as previously amended, the “Credit Agreement”) among U S Liquids Inc. (the “Company”), various financial institutions and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as Agent. Capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Credit Agreement.

     1.     Introduction.

     (a)  The Company has advised the Agent and the Banks that an Event of Default resulting from the resignation by Michael P. Lawlor from his position as the Chairman of the Board and Chief Executive Officer of the Company, which was previously waived by the Required Banks pursuant to a waiver letter dated October 4, 2002 (the “10/4 Waiver Letter”) and a waiver letter dated October 25, 2002 (the “10/25 Waiver Letter”; together with the 10/4 Waiver Letter, the “Prior Waiver Letters”), continues to exist.

     (b)  The Company has advised the Agent and the Banks that the Company and/or its Subsidiaries plan to sell (i) the Purchased Assets (as defined in the Asset Purchase Agreement dated as of December 5, 2002 between U S Liquids Great Lakes, Inc. (“Great Lakes”) and American Waste, Inc.) and (ii) the assets described in (A) the letter of intent, dated as of December 26, 2002, between Diamond Environmental Corp. and the Company and (B) the separate equipment list relating to the letter, dated December 11, 2002, from EnviroVac, attached together hereto as Exhibit B (collectively, the “Remaining Texas Assets”).

     (c)  The Company has requested that the Required Banks agree to certain modifications to the calculations of various financial covenants set forth in Section 10.6 of the Credit Agreement.

     2.     Waiver, Amendments and Consents.

     (a)  At the Company’s request, and subject to the agreements of the Company set forth herein, the Required Banks hereby waive through April 15, 2003 the Event of Default described in Section 1(a) (the “Waived Default”); provided that this waiver shall terminate immediately upon (x) a breach of any of the terms of this letter or (y) the occurrence of any other Event of Default or Unmatured Event of Default under the Credit Agreement. Upon the expiration or termination of this waiver, the Waived Default shall be deemed immediately reinstated, and the Agent and the Banks may thereafter exercise their rights and remedies under the Credit Agreement with respect thereto without further notice.

U S Liquids Inc.
December 23, 2002

     (b)  The Company and the Required Banks agree as follows:

(i) Notwithstanding anything in Credit Agreement to the contrary, the Company may add back up to $4,000,000 in the aggregate of non-cash charges taken by the Company during the Fiscal Quarters ending December 31, 2002 and/or March 31, 2003 in calculating EBITDA.

(ii) Section 10.6.3 of the Credit Agreement is amended in its entirety to read as follows:

“10.6.3 Funded Debt to Adjusted EBITDA Ratio. (a) Not permit the Funded Debt to Adjusted EBITDA Ratio for any Computation Period, commencing with the Computation Period ending on December 31, 2002, to be greater than 4.0 to 1, and (b) not permit, on any Measurement Date, the ratio of (i) Funded Debt on such Measurement Date to (ii) Adjusted EBITDA for the 12 months ending on such Measurement Date to be greater than 4.00 to 1. As used herein, “Measurement Date” means each of January 31, 2003 and February 28, 2003. The Company shall deliver to the Administrative Agent within 30 days following each Measurement Date an officer’s certificate setting forth the calculation under clause (b) as of such Measurement Date.”

(iii) Clause (i) of Section 11.2.1(e) of the Credit Agreement is amended in its entirety to read as follows:

"(i) at any time prior to April 15, 2003, 4.00 to 1.0 and”.

     (c)  Notwithstanding anything in the Credit Agreement to the contrary, the Required Banks consent to (i) the proposed sale of the Purchased Assets by Great Lakes so long as the gross cash consideration paid by the purchaser in connection with such sale is at least $1,337,500 and (ii) the proposed sale of the Remaining Texas Assets so long as the gross cash consideration paid by the purchasers in connection with such sale is at least $475,000.

     (d)  Notwithstanding anything to the contrary contained in the Credit Agreement or the Prior Waiver Letters, the Banks agree that the Company may defer to January 15, 2003 the $3,400,000 reduction in the Commitment Amount that was scheduled to occur on December 31, 2002.

     3.     Terms and Conditions of Waiver, Amendments and Consents. In consideration of the foregoing waiver, amendments and consents, the Company agrees with the Agent and the Required Banks as follows:

     (a)  Limitation on Outstandings. The limitation on the Total Outstandings set forth in Section 3(a) of the Prior Waiver Letters shall remain in effect through April 15, 2003; provided that the Company shall not be permitted to obtain Loans to make payments under the finite bonding program with AIG (as described in the memorandum dated November 6, 2002 from Gary Grossman to Michael Staunton of Bank of America, N.A. and related and included documents) in an aggregate principal amount greater than $2,500,000.

U S Liquids Inc.
December 23, 2002

     (b)  Reduction of the Commitment Amount; Mandatory Prepayment. The Company will comply with the commitment reduction requirements set forth in the Credit Agreement and the Prior Waiver Letters; provided that the Company will apply (i) any portion of the Holdback Amount (as defined in the 10/4 Waiver letter) received by the Company after the date hereof and (ii) the Net Cash Proceeds from Asset Sales involving the Great Lakes assets and Remaining Texas Assets to make a voluntary prepayment of Loans in accordance with Section 6.2 of the Credit Agreement and, unless the Company otherwise requests, the Company shall not be required to apply such proceeds to reduce the Commitment Amount.

     (c)  Appraisal; Field Examination. Without limiting the generality of any of the provisions of the Credit Agreement or any other Loan Document, the Company shall, on or before December 31, 2002, (i) deliver to the Administrative Agent a copy of the report of Foothill Capital Corporation containing the results of the field examination performed by Foothill Capital Corporation and (ii) pay all invoiced fees (including retainer fees) of an appraiser selected by the Administrative Agent to evaluate the assets of the Company and its Subsidiaries.

     4.     Effectiveness. This letter (other than the agreement of the Banks set forth in Section 2(d)) shall become effective upon receipt by the Agent of (a) counterparts hereof (or facsimiles thereof) executed by the Company and the Required Banks, (b) a confirmation of the Guarantors substantially in the form of Exhibit A, (c) a waiver fee for each Bank in an amount equal to 0.125% of such Bank’s Commitment, (d) copies of resolutions of the Board of Directors of the Company authorizing the execution and delivery by the Company of this letter and the performance by the Company of its obligations hereunder and (e) evidence that the Company has paid all fees and expenses of the Agent (including all attorneys’ fees and expenses) incurred on or prior to the date hereof. The agreement of the Banks set forth in Section 2(d) shall become effective upon (i) receipt of the Agent of counterparts hereof (or facsimiles thereof) executed by the Company and each Bank and (ii) satisfaction of the conditions set forth in clauses (b) through (e).

     5.     Miscellaneous.

     (a)  This letter is limited to the matters specifically set forth herein and shall not be deemed to constitute a waiver or consent with respect to any other matter whatsoever. The Agent and the Banks hereby reserve all of their rights, powers and remedies under the Credit Agreement and applicable law.

     (b)  This letter may be executed in counterparts and by the parties hereto on separate counterparts.

     (c)  This letter shall be governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

     (d)  Except as otherwise expressly amended or modified herein, each of the Credit Agreement and the Prior Waiver Letters (including the representations, warranties, covenants and Events of Default contained therein) shall remain in full force and effect and are hereby ratified and confirmed in all respects.

U S Liquids Inc.
December 23, 2002

[SIGNATURE PAGES FOLLOW]

U S Liquids Inc.
December 23, 2002

     Please acknowledge the foregoing by signing a copy of this letter and returning it to the Agent.

Very truly yours,

BANK OF AMERICA, N.A., as Agent

By:

Title:

BANK OF AMERICA, N.A., as a Bank

By:

Title:

FLEET NATIONAL BANK

By:

Title:

BANK ONE, NA

By:

Title:

THE BANK OF NOVA SCOTIA

By:

Title:

UNION BANK OF CALIFORNIA

By:

Title:

U S Liquids Inc.
December 23, 2002

COMERICA BANK

By:

Title:

WELLS FARGO BANK, N.A.

By:

Title:

BNP PARIBAS
By:

Title:

By:

Title:

ACKNOWLEDGED AND AGREED:

U S LIQUIDS INC.

By:

Title:

CONFIRMATION

Dated as of December 23, 2002

To:	Bank of America, N.A., individually and as Administrative Agent, and the other financial institutions party to the Credit Agreement referred to below

     Please refer to the waiver, amendment and consent letter dated as of December 23, 2002 (the “Waiver and Consent”) with respect to the Second Amended and Restated Credit Agreement dated as of February 3, 1999 (as amended, the “Credit Agreement”) among U S Liquids Inc., various financial institutions (the “Banks”) and Bank of America, N.A. (formerly known as Bank of America National Trust and Savings Association), as administrative agent (the “Administrative Agent”).

     Each of the undersigned hereby confirms to the Administrative Agent and the Banks that such undersigned has received a copy of the Waiver and Consent and that, after giving effect to the Waiver and Consent and the transactions contemplated thereby, each Loan Document to which such undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms.

EARTH BLENDS, INC.
MBO, INC.
THE NATIONAL SOLVENT EXCHANGE CORP.
PARALLEL PRODUCTS OF FLORIDA, INC.
PARALLEL PRODUCTS OF KENTUCKY, INC.
RE-CLAIM ENVIRONMENTAL LOUISIANA, L.L.C.
ROMIC ENVIRONMENTAL TECHNOLOGIES CORPORATION
USL FIRST SOURCE, INC.
U S LIQUIDS GREAT LAKES, INC.
U S LIQUIDS OF HOUSTON, L.L.C.
U S LIQUIDS OF DALLAS, L.L.C.
U S LIQUIDS OF CENTRAL TEXAS, L.L.C.
U S LIQUIDS OF CONNECTICUT, INC.
U S LIQUIDS OF GREATER CHICAGO, INC.
U S LIQUIDS OF PENNSYLVANIA, INC.
U S LIQUIDS OF TEXAS, INC.
U S LIQUIDS LP HOLDING CO.
U S LIQUIDS NORTHEAST, INC.
U S LIQUIDS TERMINAL SERVICES, INC.
U S LIQUIDS OF DETROIT, INC.
U S LIQUIDS OF FLORIDA, INC.
USL ENVIRONMENTAL SERVICES, INC.
USL GENERAL MANAGEMENT, INC.

USL PARALLEL PRODUCTS OF CALIFORNIA

WASTE RESEARCH AND RECOVERY, INC.

WASTE STREAM ENVIRONMENTAL, INC.

By:

Name:

Title:

U S LIQUIDS OF LA., L.P.

By: MBO, Inc., its General Partner

By:

Name:

Title:

USL MANAGEMENT LIMITED PARTNERSHIP

By: USL General Management, Inc., its General Partner

By:

Name:

Title:

GEM MANAGEMENT, INC.

By:

Name:

Title:

EXHIBIT B

REMAINING TEXAS ASSETS

USL Houston
Equipment Held for Sale
December 2002

Year	Make	Model	ID	VIN #	GVW	Power Unit/ Trailer

(Vehicle/Trailer Description)				(Vehicle	(GVW)
				Identification
				Number.)

1999	WALKER		H-39	1W9S43245XN001028	13,100	TRAILER
1997	TRAILMASTER		H-36	190FA452XW3F13052	13,300	TRAILER
1999	WALKER		H-28	1W9S43243XN001027	13,160	TRAILER
1997	TRAILMASTER		H-40	190FA4521W3F13053	13,300	TRAILER
1999	WALKER		H-61	1W9S4324XXN001025	13,100	TRAILER
1998	TRAILMASTER		H-35	190FA4521W3F13277	13,250	TRAILER
1988	POLAR		H-65	1PMS34221J1009321	11,800	TRAILER
1985	POLAR		H-58	1PMS34224F1006825	12,500	TRAILER
1987	KARI		H-38	141ST4227E1008850	13,600	TRAILER
1985	KARI		H-44	141ST422XF1008858	13,600	TRAILER
1999	WALKER		H-50	1W9S43241XN001026	13,300	TRAILER
1988	POLAR		H-41	1PMS3422XJ1009320	10,200	TRAILER